Exhibit 10.11

AGREEMENT FOR GUARANTEED MAXIMUM PRICE

CONSTRUCTION SERVICES

CHANGE ORDER

20 July 2005

Project: Wynn Las Vegas	Change Order No.: 9

“Contractor”:	“Owner”:
MARNELL CORRAO ASSOCIATES, INC.	WYNN LAS VEGAS, LLC
222 Via Marnell Way	3131 Las Vegas Boulevard So.
Las Vegas, Nevada 89119	Las Vegas, Nevada 89109

That certain Agreement for Guaranteed Maximum Price Construction Services between Owner and Contractor for Wynn Las Vegas (“Project”) dated as of June 4, 2002 (“Contract”) is hereby modified as follows:

1.	SCOPE OF WORK

The Scope of Work associated with Change Order No. 9 is detailed in the following Change Order narrative by project area. It should be noted that the Owner generally agrees with the Scope of the Work but reserves the right to perform a detailed audit of the Change Order documentation pursuant to the terms of this Agreement. Subsequent adjustments, if any, will be credited to the Cost of the Work:

A.	Highrise

1.	Post 9/27/04 Miscellaneous Items

Work associated with miscellaneous items such as final cleaning, miscellaneous steel, millwork, roofing, finishes, plumbing & HVAC, and electrical which were priced after 27 September 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70102-60 dated 26 May 2005 (partial approval) $64,493

B.	Lowrise Master Plan

1.	Bombard – Façade Lighting

Work associated with installation of metal pans for future neon on the North and South Porte Cocheres and Sands Promenade. All work will be done in accordance with field directives provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70202-01 dated 21 June 2005, (revised amount) $16,829

2.	Fisk Technologies Added Security Cameras

Work associated with installation and addition of security cameras at various locations throughout the property. All work shall be completed in accordance with Notices of Clarifications, Drawing Revisions, Field Directives and Gaming Control Board Requirements.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70202-02 dated 10 June 2005, $81,239

3.	Fire Command Monitoring

Work associated with additional cost to provide 24-hour monitoring of the Fire Command Center. All work shall be completed in accordance with written documentation provided by SAFE Electronics.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70202-15 dated 24 May 2005, (partial approval) $33,158

4.	Fire Alarm Revisions

Work associated with additions and revisions to fire alarm systems. All work shall be completed in accordance with various drawing revisions, field directives and Clark County Building Department requirements.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70202-16, dated 25 May 2005 (partial approval) $62,780

5.	Security and Surveillance Revisions

Work associated with added security and surveillance equipment. All work will be done in accordance with Notices of Clarifications, Drawing Revisions, Field Directives and Gaming Control Board requirements.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70202-19 dated 7 June 2005 (partial approval) $146,870

6.	Elevator Revisions

Work associated with revisions to various Lowrise elevators. All work shall be done in accordance with WDD direction and design revisions.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70202-20, dated 09 June 2005 (partial approval) $64,351

7.	HVAC Controls

Work associated with the provision of additional various Lowrise HVAC controls such as control panels, override switches, conduit, wire and sensors. All work will be done in accordance with WDD direction and design revisions not included in the original control matrix and Yamas CORs provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70202-22, dated 22 June 2005, (revised amount) $130,733

C.	Lowrise – Area 1

1.	Area 1 Electrical

Work associated with miscellaneous electrical revisions such as fire alarm changes, addition and relocation of fixtures, addition of circuits and cameras, addition of smoke doors, relocation of panels and required premium time. All work shall be completed in accordance with WDD direction and design revisions and provided Bombard Electric CORs.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-30 dated 18 May 2005 (partial approval) $9,385.

2.	Insulation on the make-up water to Cooling Tower

Work associated with provision of insulation on the make-up water to the Cooling Tower for Lowrise Area 1. All work shall be completed in accordance with Testmarc completion report and JBA specifications.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-35 dated 10 June, 2005, (revised amount) $9,623.

3.	Relocation of make-up water connection for chilled water.

Work associated with relocation of the make-up water connection for the chilled water for Lowrise Area 1. All work shall be completed in accordance with JBA design sketch.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-36 dated 10 June 2005, (revised amount) $5,973.

4.	Catwalk Rails

Work associated with the provision of catwalk rails and handrail extensions at the loading dock area. All work shall be completed in accordance with WDD’s direction and CCBD code requirements per Vegas Steel CORs provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-39, dated 10 June 2005, $15,238

5.	Paint Booth Assembly

Work associated with the assembly of the Owner’s paint booth for the Lowrise Area 1. All work shall be completed in accordance with WDD’s request for Southland Industries to assemble the paint booth as well as Southland Industries’ CORs provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71102-40, dated 22 June 2005, (revised amount) $22,816.

D.	Lowrise – Area 2

1.	Flashing at Self Park Garage

Work associated with installation of aluminum squeeze flashing at the self-park garage to match that of existing flashing previously installed. All work shall be completed in accordance with documentation provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-40, dated 24 June 2005, (revised amount) $38,712

2.	Revise Exterior Awning Fabric & Awning

Work associated with revising the exterior awning fabric at the Ferrari Dealership and revising the exterior awning and fabric at the STS Entry. All work shall be completed in accordance with written direction provided by WDD Interiors dated 17 February 2005 and 11 February 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-49 dated 20 May 2005, $17,767.

3.	Highrise Elevator Lobby

Work associated with relocation of columns in the Highrise Elevator Lobby. All work shall be completed in accordance with WDD field direction.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-56, dated 20 May 2005, $1,980

4.	Raymond Company Extra Work

Work associated with extra work completed by Raymond Company such as replacement and installation of cast at Patio Arches, installation of elliptical tube @ STS for wall and window support, framing rework at patio alcove, reframing of columns at North Valet. All work shall be completed in accordance with design documentation provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-61 dated 23 May 2005, (partial approval) $85,904

5.	Technicoat Waterproofing Extra Work

Work associated with the application of Neogard Coating to concrete deck located beneath spa tubs, deluge showers and hot and cold plunges as well as installation of waterproofing membrane on Spa floor. All work shall be completed in accordance with various field directives provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-62R dated 08 June 2005, $23,471

6.	Amazon Masonry Extra Work

Work associated with installation of ST502 stone on meeting room stair walls, installation of additional exterior stone wrapping the corner at the Ferrari Dealership as well as addition of ST501 stone on the backside of the STS Building. All work shall be completed in accordance with various field directives and WDD sketches provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-80 dated 07 June 2005, $52,993

7.	Millwork Remodel for Lighting Change @ W. Ink

Work associated with remodeling the lighting fixture going into the display cabinets inside the W. Ink store. All work shall be completed in accordance with written documentation provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-83 dated 09 June 2005, (revised amount) $1,451

8.	Wall Molding at Wedding Chapel

Work associated with modifying the wall molding at the Wedding Chapel. All work shall be completed in accordance with the requirements provided by Coast Draperies as approved by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-84 dated 09 June 2005, (revised amount) $583.

9.	Miscellaneous Design Revisions

Work associated with Owner directed drawing changes for KHS&S for items such as modification to casino ceiling for installation of cameras, patchwork, framing modifications, painting, addition of drywall & finish, modification to door frames and addition and revision of soffitts and walls. All work shall be completed in accordance with documentation provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71202-85 dated 17 June 2005, (partial approval) $269,086

10.	Elevator Machine Room Doors

Work associated with providing and installing two elevator machine room doors in the basement at the WLV Parking Garage. All work shall be completed in accordance with a directive from the Nevada State Elevator Inspector as approved by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 71202-89 dated 14 June 2005, $3,992.

E.	Lowrise – Area 3

1.	Lobby Atria Mosaics and Columns

Work associated with cutting mosaics flowers to fit the pattern and float and scratch to Atria columns. All work shall be completed in accordance with written documentation provided by Joe Fadel, of WDD, dated 8 June 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 71302-19 dated 19 May 2005, (partial approval) $56,489

2.	Miscellaneous Extra Work – F. Rodgers Insulation

Work associated with extra work such as ceiling tile repair and addition of FRP panels at various locations by F. Rodgers Insulation. All work shall be completed in accordance with design documents and field directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-47 dated 26 May 2005, $8,671

3.	Miscellaneous Extra Work – Glenn Rieder

Work associated with miscellaneous extra work performed by Glenn Rieder such as:

•	Italian Restaurant – upgrading railing, addition of skylight supports for chandeliers, addition of cove moulding in restrooms and changing skylight glass to bronze laminate

•	Japanese Restaurant – revise details @ Abaca ceiling, add lids @ Saki Barrels and miscellaneous millwork

All work shall be completed in accordance with miscellaneous design documents and field directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-49, dated 27 May 2005. (partial approval) $306,842

4.	Miscellaneous Extra Work – Universal Brass

Work associated with miscellaneous extra work required for installation of two additional rails in Art Gallery. All work shall be completed in accordance with design documents and field directives as provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-51 dated 27 May 2005, $6,098

5.	Miscellaneous Extra Work – Northwestern, Inc.

Work performed by Northwestern, Inc. such as providing various amenities in the Executive offices – vanities, material/finish upgrade, moulding change, keypads and shower door casings; various revisions to jewelry store including addition of gold leaf vitrines, transformer boxes, steel trim and new front door hardware. All work will be completed in accordance with miscellaneous design documents and field directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-53, dated 27 May 2005, (partial approval) $76,996

6.	Miscellaneous Extra Work – Powell Cabinets

Work performed by Powell Cabinets related to replacement of “Stickwall” metal feature. All work will be completed in accordance with field directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-55, dated 27 May 2005, $38,424

7.	Miscellaneous Extra Work – Mueller Custom Cabinetry

Work associated with miscellaneous cabinetry such as provision of Auberge restroom trees, door jambs, steakhouse-custom carved mirrors, additional millwork and cabinets. All work shall be completed in accordance with provided design documents and field directives.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-56 dated 31 May 2005, (partial approval) $60,373

8.	Miscellaneous Extra Work – KHS&S

Work associated with miscellaneous extra work performed by KHS&S dealing with metal framing and drywall issues for various areas such as the Night Club, Escalator Bar, Auberge Boulud, North Porte Cochere, Japanese Kitchen, Steak Restaurant, Escalator Foyer, BOH, Atrium ceiling, Italian patio and exit sign relocation. All work shall be completed in accordance with design documents and field directives provided by MCA..

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-58, dated 06 June 2005, (revised amount) $175,809

9.	Miscellaneous Extra Work – International Woodwork Corp.

Work associated with miscellaneous extra work including changing base from marble to wood at Concierge and revision to casing heads. All work shall be completed in accordance with design documents and field directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-61 dated 10 June 2005, $47,857

10.	Revised miscellaneous extra work – Glenn Rieder

Work associated with miscellaneous extra work provided by Glenn Rieder such as the addition of showcases, tables, cabinet doors, cove moulding, gold leaf finish and base in dressing rooms. All work shall be completed in accordance with design documents and field directives provided by MCA Field Supervision and WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-62 (revised), dated 22 June 2005, (partial approval) $95,834

11.	Executive Offices – Add drawers to E. Wynn’s Office

Work associated with the addition of vanity drawer banks at E.Wynn’s vanity. All work shall be completed in accordance with design documents and field directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-64 dated 13 June 2005, $6,240

12.	Miscellaneous Extra Work – Hansen Mechanical

Work associated with various miscellaneous extra work such as mechanical equipment watch, stand-by, change out of sheaves and modification of hoods (noise reduction) and addition of dipper-well @ Patisserie. All work shall be completed in accordance with design documents and field directives provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-65, dated 16 June 2005, $11,403

13.	Miscellaneous Extra Work – Raymond

Work associated with extra work performed by Raymond such as painting taxi tunnel walls and North Porte Cochere Valet ramps, addition of walls at Manolo and Italian Restaurant, addition of densglass and EIFS at West Promenade entry and painting in Executive offices. All work shall be completed in accordance with design documents and field directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-68, dated 17 June 2005, (partial approval) $49,516

14.	Lobby Bar Back Bar Display

Work associated with Lobby Bar Back Bar Display. All work shall be completed in accordance with direction provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71302-69, dated 21 June 2005, $10,418

F.	Lowrise – Area 4

1.	Added Electrical Panel for A/V Racks

Work associated with the addition of an electrical panel in the Area 4 Telecommunications Room 4-B154 for two additional A/V Racks that were installed by ProSound. All work shall be completed in accordance with WDD Change Directive dated 14 April 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-36, dated 24 June 2005, $5,546

2.	Post 12/31/04 Added Work Items

Work associated with miscellaneous items such as structural and miscellaneous steel, millwork, firestoppping, door & windows, finishes, equipment, plumbing & HVAC, electrical which were priced after 31 December 2004. All work will be done in accordance with written documentation provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-39, dated 15 June 2005, (partial approval) $1,029,593

3.	Revisions/NOC’s – Post 12/31/04

Work associated with revisions and NOC’s received after 12/31/04 such as additional lighting for Showroom Retail façade and Buffet, revisions to walls at STS Elevator lobbies, addition of fire/smoke dampers at Housekeeping elevator lobby, reconfiguaration of Pool Retail Ceiling, revision to electrical at Baccarat VIP Lounge and addition of clock outlet outside ticket sales. All work shall be completed in accordance with provided documentation.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-42, dated 13 June 2005 (partial approval) $64,689

4.	Corsa HVAC modification

Work associated with added duct/diffuser and return grill work in Corsa Cucina Storage. All work shall be completed in accordance with WDD Construction Change Directive dated 11 May 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-44 dated 21 June 2005, $4,975

5.	2/17/05 Drawing Revisions

Work associated with drawing revisions dated 2/17/05 dealing with Lowrise Area 4 Plumbing revisions to show the relocation of GI-8 and GI-9 with associated piping and equipment away from the existing building foundations. All work shall be completed in accordance with WDD Letter of Transmittal dated 2/22/05 and Overview/Drawing List dated 2/17 /05.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-45 dated 21 June 2005, $20,964

6.	Exhaust for Pantry

Work associated with addition of an exhaust at the Baccarat Pantry to prevent food odor migration into adjacent areas. All work shall be completed in accordance with WDD Construction Change Directive dated 31 May 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-46, dated 21 June 2005, $2,956

7.	Safety Screen in Elevator Pit

Work associated with installation of chain link fencing to separate Elevator Nos S-1, P-7 and S-2 pits. All work shall be completed in accordance with provided documentation and at the instruction of the State Elevator Inspector.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71402-47 dated 23 june 2005, $3,818

G.	Lowrise – Area 6

1.	Decorative Manhole/clean out lids – Pool Area

Work associated with the provision of decorative manhole/clean-out lids for the Area 6 Pools. All work shall be completed in accordance with WDD Civil drawing revisions.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71502-09 dated 10 June 2005, $5,503

2.	Relocated carbonators at the Pool Bar

Work associated with the provision of labor and materials for the relocating and modification of carbonators at the Pool Bar. All work shall be completed in accordance with WDD sketch dated 15 March 2005 and Hansen Mechanical COR.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71502-10 dated 24 June 2005, $1,920

3.	Additional center rail at bridges and VIP level

Work associated with the addition of center rail at small bridges and additional rail at the VIP level as required by the Clark County Building Department for the Area 6 Pools. All work shall be completed in accordance with provided WDD field directive.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 71502-12 dated 26 June 2005, $26,143

H.	Site Improvements

1.	Revised Street Signs

Work associated with the revision of street name signs for Porte Cocheres. All work shall be completed in accordance with WDD’s e-mail directive dated 23 November 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-23 dated 19 May 2005, (revised amount) $4,039

2.	Miscellaneous Extra Work – Bombard Electric

Work associated with miscellaneous extra work performed by Bombard Electric such as addition of landscape light fixtures along Sands Avenue, added lights and wall sconces, replacement of pole lights, extension of cable conduits and addition of spare underground conduits. All work shall be completed in accordance with design documents and field directives provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-26 dated 26 May 2005, (revised amount) $133,534

3.	Island Removal

Work associated with the removal of the pork chop island at the entry to Wynn Las Vegas that prevents traffic from continuing down to the Self Park Garage entry. All work shall be completed in accordance with WDD Change Directive dated 5 May 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-34 dated 31 May 2005, $17,290

4.	H.M. Door @ Marquee Sign

Work associated with addition of H.M. door at the Marquee sign to hide the electric gear. All work shall be completed in accordance with revised Architectural drawings issued to supplement NOC#LR3A-116.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-35 dated 31 May 2005, $2,595

5.	TAB Contractors Extra Work

Work associated with miscellaneous extra work required for completion of underground wet utilities. All work shall be completed in accordance with revised drawings, NOC’s and field directives.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-36 dated 06 June 2005 (partial approval) $281,088

6.	Arcon (KHS&S) – Added Special Finish Concrete

Work associated with providing special finish (stamped) concrete walkways at the North and South Porte Cochere sculpture islands. All work shall be completed in accordance with provided architectural sketches issued 01 April 2005, pursuant to WDD’s Change Directive.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-37 dated 08 June 2005, $24,582

7.	Southern Nevada Paving Miscellaneous Extra Work-Mass Excavation

Work associated with miscellaneous extra work including backfill at added retaining walls @ Nevada Power/Electric Yard, grading and excavating soil at various planter locations throughout the property. All work shall be completed in accordance with MCA field direction.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-40 dated 06 June 2005, (partial approval) $115,537

8.	Offsite Improvements

Work associated with miscellaneous off-site improvements to Las Vegas Boulevard, such as delayed start of work due to settlement concerns associated with the mountain construction, excavation of sink hole discovered during construction, additional paving, excavation of median islands to prepare planters for landscape contractor, roto-milling and addition of curb and gutter. All work shall be completed in accordance with field conditions and field directives from the CCPW Inspector.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-41 dated 06 June 2005, $102,659

9.	Shuttle Road CMU Wall – Century Steel

Work associated with reinforcement of steel for the CMU retaining wall on Shuttle Road. All work shall be completed in accordance with Butler-Ashworth Drawings dated 01 November 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-42 dated 06 June 2005, $25,909

10.	Universal Brass – Miscellaneous Extra Work

Work associated with miscellaneous extra work performed on the mountain rail fencing including the addition of 30 linear feet of steel fencing at the south end of the Marquee Sign compound, additional gates added to north end of the mountain fence, extend length of fence mounting posts and add post supports to brace fence posts back to shotcrete walls. All work shall be completed in accordance with e-mail directives provided by WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-43 dated 13 June 2005, $22,124

11.	Vegas Steel – Gates on the Nevada Power Yard

Work associated with the removal, revision and reinstallation of the gates on the Nevada Power Yard (Gates NP-OIA). All work shall be completed in accordance with revised drawing dated 02 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-44 dated 17 June 2005, (revised amount) $9,379

I.	Lake Mountain Feature

1.	Miscellaneous Extra Work – Bombard Electric

Work associated with miscellaneous electrical work including addition of lighting control changed and added light fixtures to the top of lighting tunnel, performed by Bombard Electric. All work shall be completed in accordance with various NOC’s, and field directives as detailed in Bombard’s Change Order Requests.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70702-18, dated 07 June 2005 (partial approval) $109,105

2.	Hansen Mechanical – Miscellaneous Added Work

Work associated with miscellaneous added mechanical work such as installation of atmospheric pressure relief vents, installation of plumbing lines, testing check valves in lake aeration system, installation of backflow preventors, start up costs for compressors, cleaning drain lines and installation of piping for planter drains. All work shall be completed in accordance with various NOC’s and field directives provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70702-19 dated 08 June 2005, (partial approval) $ 67,990

3.	Additional Drywall Finish and Paint

Work associated with additional drywall finish and paint for items such as light booths, walls and pipe in light tunnel, various walls and ceilings and exit doors. All work shall be completed in accordance with field directives from WDD as well as written documentation from Wyatt DeFreitas dated 22 June 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70702-20 dated 08 June 2005, (partial approval) $20,560

4.	Rock & Waterscapes Systems, Inc. – Miscellaneous Extra Work

Work associated with painting portions of the shotcrete walls various shades of green for review by WDD for use on all exterior surfaces of the mountain. Also includes rock and waterscape rework and repainting the main lake edge rock work. All work shall be completed in accordance with field directives from WDD.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70702-21 dated 08 June 2005, (revised amount) $25,935

5.	Vegas Steel – Miscellaneous Extra Work

Work associated with miscellaneous work performed by Vegas Steel in the Equipment Building. All work shall be completed in accordance with revised drawings from Big Show, field directives from WDD, CCBD Inspector and State Elevator Inspector.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70702-23, dated 08 June 2005 (partial approval) $28,076

J.	Villas

1.	Installation of back bar TV “break-away tops”

Work associated with installation of back bar TV “break-a-way tops” at the living rooms for the Lowrise Villas to provide an alternate safety mechanism to prevent the TV lift from injuring individuals. All work shall be completed in accordance with the detailed proposal provided by Powell Cabinets, dated 26 May 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No 70802-07 dated 09 June 2005, $15,184.

K.	Fairway Villas Expansion

1.	Fairway Villas Expansion

Work associated with various electrical revisions for the Area 7 Fairway Villa Expansion. All work shall be completed in accordance with WDD directives and design revisions.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. CP-71002-09, dated 23 May 2005, (partial approval) $19,712

L.	Expansion – Showroom

1.	Mirror at Promenade

Work associated with furnishing and installing  1/4” clear mirror above and along the jamb of Promenade Door Nos. 1-105E, 1-105F, 1-105G and 1-105H. All work shall be completed in accordance with ID Drawing ID4.60 dated 13 May 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-1R (revised), dated 6 June 2005, (revised amount) $3,711

2.	Surveillance/Security System

Work associated with furnishing and installing the surveillance/security system in Showroom #1. All work shall be completed in accordance with M. Malia & Associates drawings dated 20 August 2004.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-2, dated 8 June 2005, $181,249.

3.	Voice/Data/Wireless Cabling System

Work associated with the installation, termination and testing of the voice/data and wireless cabling system for Showroom #1. All work shall be completed in accordance with JBA Telecommunication drawings.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-3, dated 8 June 2005, $80,026

4.	Showroom Plinth Detail

Work associated with furnishing and installing door casing plinth blocks in the Showroom. All work shall be completed in accordance with ABA SK-6.1 dated 01 June 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-4 dated 10 June 2005, (revised amount) $3,976

5.	Showroom Revised Wall Cap

Work associated with revision to the Showroom wall cap detail. All work shall be completed in accordance with ABA SK-6.105A dated 01 June 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-5 dated 10 June 2005, (revised amount) $10,698.

6	Drawer Locks

Work associated with furnishing and installing a quantity of 112 Olympus #777-1C cabinet locks to BOH casework. All work shall be completed in accordance with written documentation provided.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-6 dated 10 June 2005, (revised amount) $11,532.

7.	Change in Paint Color

Work associated with changing the paint color in the Promenade Corridor to Showroom #1. All work shall be completed in accordance with WDD Change Directive dated 13 May 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-7 dated 15 June 2005 (revised amount) $896

8.	Fire Extinguisher Cabinet Relocation

Work associated with relocation of one fire extinguisher cabinet in the Promenade Corridor. All work shall be completed in accordance with WDD correspondence dated 03 June 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-8 dated 16 June 2005, (revised amount) $664

9.	Corner Guards

Work associated with furnishing and installing of brushed brass wall panel corner guards. All work shall be completed in accordance with ABA Sketch SK-6.15.05B dated 15 June 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-9R, dated 14 July 2005, (revised amount) $8,456.

10.	Gold Leaf Finish

Work associated with furnishing and installing a gold leaf finish in the Promenade coffers. All work shall be completed in accordance with Detail 9 on Interior Drawing ID8.14 revised 13 may 2005.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70502-10, dated 22 June 2005, (revised amount) $49,277

M.	Rain Delay Costs

1.	Southern Nevada Paving – Final Grading & Paving & Rain Damage

Work associated with miscellaneous extra work and rain damage for on-site paving and roadways, shuttle road and residents’ road. All work shall be completed in accordance with provided drawings and field directives described in Southern Nevada Paving’s Daily Work Tickets.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-38 dated 06 June 2005, $186,046

2.	Southern Nevada Paving – Mass Excavation & Rain Damage

Work associated with miscellaneous work resulting from heavy rains, including clean up of mud from site roadways and various locations throughout the property, temporary paving @ North Porte Cochere to control mud, removal of wet pumping soil and stabilization of areas for paving. All work shall be completed in accordance with change order requests from Southern Nevada Paving’s Daily Work Tickets.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal Request No. 70602-39 dated 06 June 2005, $243,941

3.	Rock & Waterscape Rain Delay Costs (Lake/Mountain)

Costs associated with standby time due to heavy rains for work to be performed on Lake/Mountain feature. All work shall be completed in accordance with Field Directives provided in an attempt to mitigate rain delays.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70702-27 dated 21 June 2005, (revised amount) $16,573

4.	Technicoat –Rain Damage Costs (Lake/Mountain)

Work associated with replacement of Baricoat fluid applied waterproofing with sheet membrane waterproofing as a result of wet/rainy conditions in order to maintain the construction schedule. All work shall be completed in accordance with field directives provided by MCA.

Increase to Guaranteed Maximum Price. Total increase per MCA Change Proposal No. 70702-28 dated 21 June 2005, (revised amount) $20,118

TOTAL	SCOPE OF WORK – $5,118,965 CHANGE ORDER NO. 9

Transfer Owner Controlled Contingency within current GMP to Contractor Controlled Budget	$	<5,118,965>
Increase to Contractor Controlled Budget to incorporate the Transfer of Owner Controlled contingency to account for the Scope of Work detailed above.		$5,118,965
Total Guaranteed Maximum Price Increase		$-0-

1.	INCREASE TO GUARANTEED MAXIMUM PRICE

The Guaranteed Maximum Price set forth in Section 3.1 of the Contract is by this Change Order is not increased. From and after the date of this Change Order, all references in the Contract Documents to the “Guaranteed Maximum Price Breakdown” attached as Exhibit F to the Contract shall mean and refer to the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto as Revised Exhibit F. From and after the date of this Change Order, any and all references in the Contract Documents to the “Guaranteed Maximum Price” shall mean the amount of $ 1,083,479,322.

2.	PROJECT SCHEDULE

As of the date hereof the Guaranteed Date of Substantial Completion for the Project which is defined as 27 April 2005 has been successfully achieved by the Contractor. The Guaranteed Date of Substantial Completion for the Showroom Addition is 26 August 2005. The Contractor does not know of any facts or circumstances which would cause Substantial completion of the Showroom Addition to be delayed beyond the stated date.

All initial capitalized terms used in this Change Order shall have the meaning ascribed to them in the Contract, unless otherwise defined herein. This Change Order is effective as of 20 July 2005.

OWNER:		CONTRACTOR:

WYNN LAS VEGAS, LLC, a Nevada limited liability company,		MARNELL CORRAO ASSOCIATES, INC., a Nevada corporation

By:	/s/ Todd Nisbet	By:	/s/ Perry Eiman
Name:	Todd Nisbet	Name:	Perry Eiman
Title:	Assistant Secretary	Title:	President

ARCHITECT:

BUTLER/ASHWORTH ARCHITECTS, LLC

		By:	/s/ DeRuyter Butler
		Name:	DeRuyter Butler
		Title:	President